UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2009

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 8, 2009, Insight Enterprises, Inc. (the "Company") issued a press release announcing that its Board of Directors (the "Board") has initiated a global search for a new President and Chief Executive Officer to succeed Richard A. Fennessy, who left the Company to pursue other opportunities, effective September 7, 2009. In addition to his departure from his positions as President and Chief Executive Officer of the Company, Mr. Fennessy notified the Board of his decision to resign from the Board, effective September 7, 2009.

(c) On September 8, 2009, the Company also announced that the Board appointed Anthony A. Ibargüen as interim President and Chief Executive Officer of the Company, effective September 7, 2009. Mr. Ibargüen has served as a director of the Company since July 2008. In addition, he is Chairman of the Board of Alliance Global Services and Alliance Life Sciences Consulting, privately-held IT consulting firms which were previously part of Alliance Consulting Group, where he was President and CEO from 2004 to 2008. From 2000 to 2004, he was a Managing Director at Internet Capital Group and then (from 2002) Safeguard Scientifics, both publicly-held investment holding companies. From 1996 to 2000, Mr. Ibargüen was President, Chief Operating Officer and a director of Tech Data Corporation, a Fortune 500 global technology distribution company. Mr. Ibargüen holds a B.S. Degree in Marketing from Boston College and a Masters in Business Administration Degree from Harvard University.

In connection with Mr. Ibargüen's appointment as the Company's interim President and Chief Executive Officer, Mr. Ibargüen will resign as a member of the Audit Committee and the Compensation Committee of the Board but will continue to serve as a director of the Company.

(e) In connection with Mr. Fennessy's departure, on September 7, 2009, the Company and Mr. Fennessy entered into a separation and general release agreement (the "Separation Agreement"), which contains a mutual release and waiver of claims, subject to certain enumerated exceptions. Mr. Fennessy will receive the severance compensation and benefits provided for under his amended and restated employment agreement, dated as of January 1, 2009, by and between the Company and Mr. Fennessy, which agreement is described in a current report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 7, 2009.

The foregoing description of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with Mr. Ibargüen's appointment as the Company's interim President and Chief Executive Officer, the Company and Mr. Ibargüen entered into a letter agreement (the "Letter Agreement") effective as of September 7, 2009. Pursuant to the terms of the Letter Agreement, Mr. Ibargüen's employment is at-will and may be terminated by the Company or Mr. Ibargüen with two weeks notice. He is entitled to receive an initial annualized base salary of $750,000 prorated for the period of employment and is eligible to receive an annual bonus based upon criteria as determined by the Board in its sole discretion. In addition, Mr. Ibargüen will also be eligible to participate in the Company's group health benefit plans available to employees of the Company generally, subject to the terms and conditions of those employee benefits plans, as may be amended from time to time.

The foregoing description of the terms of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

A copy of the press release announcing the departure of Mr. Fennessy and the appointment of Mr. Ibargüen is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Separation and General Release Agreement by and between Insight Enterprises, Inc. and Richard A. Fennessy dated as of September 7, 2009.

10.2 Letter Agreement with Anthony A. Ibargüen, dated as of September 7, 2009.

99.1 Press Release, dated September 8, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

September 8, 2009	By:	Steven R. Andrews

Name: Steven R. Andrews
Title: Chief Administrative Officer, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation and General Release Agreement by and between Insight Enterprises, Inc. and Richard A. Fennessy dated as of September 7, 2009.
10.2	Letter Agreement with Anthony A. Ibargüen, dated as of September 7, 2009.
99.1	Press Release, dated September 8, 2009.